                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


               FirstFed Bancshares, Inc - SEC File No. 0-20160
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

           Paul A. Larsen, Chief Financial Officer of the Registrant.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]


                                 March 14, 1997





Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of FirstFed Bancshares, Inc., I cordially invite you to attend the fifth Annual Meeting of Stockholders of FirstFed Bancshares, Inc. to be held at 10:00 a.m. on April 22, 1997, at the Casa Royale Banquets located at 783 Lee Street, Des Plaines, Illinois. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss the business to be conducted at the meeting. A copy of the Company's 1996 Annual Report and Form 10-K are also in this booklet. At the meeting we shall report on Company operations and the outlook for the year ahead.

     Your Board of Directors has nominated three persons to serve as Class II directors, each of whom are incumbent directors. The Board of Directors also proposes to amend Article I of the Company's Certificate of Incorporation to change the name of the Company and amend Article IV of the Certificate to increase the number of authorized shares of Common Stock, par value $.01 per share, from 5,000,000 to 7,500,000 shares. The Company's management has selected and recommends that you ratify the selection of Crowe, Chizek and Company LLP to continue as the Company's independent public accountants for the year ending December 31, 1997.

     We recommend that you vote your shares for the director nominees and in favor of the proposals.

     I encourage you to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, HOWEVER, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will ensure that your shares are represented at the meeting.

     If you have any questions concerning these matters, please do not hesitate to contact me at (847) 294-6500. We look forward with pleasure to seeing and visiting with you at the meeting.

                              Very truly yours,

                              FIRSTFED BANCSHARES, INC.



                              Larry G. Gillie
                              PRESIDENT AND CHIEF
                              EXECUTIVE OFFICER


--------------------------------------------------------------------------------
       749 Lee Street - Des Plaines, IL 60016-6471 - Phone: (847) 294-6500
                               Fax: (847) 824-3017

                                    [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 22, 1997



TO THE HOLDERS OF COMMON STOCK OF FIRSTFED BANCSHARES, INC.

     Notice is hereby given that the Annual Meeting of Stockholders of FirstFed Bancshares, Inc. (the "Company") will be held at the Casa Royale Banquets located at 783 Lee Street, Des Plaines, Illinois, on April 22, 1997 at 10:00 a.m., for the purpose of considering and voting upon the following matters:

     1.   the election of three (3) Class II directors of the Company.


     2. the amendment to Article I of the Company's Certificate of Incorporation to change the name of the Company to CoVest Bancshares, Inc.

     3. the amendment to Article IV of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value per share, from 5,000,000 to 7,500,000 shares.

     4. the ratification of the appointment of Crowe, Chizek and Company LLP as auditors for the Company for the fiscal year ending December 31, 1997.

     5. the transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors is not aware of any other business to come before the meeting. Stockholders of record at the close of business on March 5, 1997, are the stockholders entitled to vote at the meeting and any adjournments or postponements thereof.

                              By Order of the Board of Directors



                              Larry G. Gillie
                              PRESIDENT AND CHIEF
                              EXECUTIVE OFFICER


Des Plaines, Illinois
March 14, 1997

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of FirstFed Bancshares, Inc. (the "Company") of proxies to be used at the meeting which will be held at the Casa Royale Banquets, located at 783 Lee Street, Des Plaines, Illinois, on April 22, 1997 at 10:00 a.m., and all adjournments or postponements of the meeting. The Proxy Statement and the accompanying Notice of Meeting and Proxy are first being mailed to holders of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") on or about March 14, 1997. Certain of the information in the Proxy Statement relates to the First Federal Bank, Des Plaines, Illinois (the "Bank"), a wholly owned subsidiary and predecessor of the Company.

VOTING RIGHTS AND PROXY INFORMATION

     All shares of Common Stock represented at the meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals set forth in this Proxy Statement. A majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum.

     Only holders of record of the Common Stock at the close of business on March 5, 1997 will be entitled to vote at the meeting and at all adjournments or postponements of the meeting. On March 5, 1997, the Company had 3,025,106 shares of Common Stock outstanding. Directors are elected by a plurality of the votes cast in person or by proxy with a quorum present. For approval of the amendments to the Company's Certificate of Incorporation, the affirmative vote of the majority of the Company's outstanding shares entitled to vote on the subject matter shall constitute stockholder approval. For all other matters, the affirmative vote of a majority of the votes cast in person or by proxy with a quorum present shall constitute stockholder approval. Abstentions and broker "non-votes" will be considered in determining the presence of a quorum but will not affect the vote required for approval of the proposal or the election of directors.

     The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the meeting. If any other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     The Board of Directors would like to have all stockholders represented at the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) duly executing and delivering to the Secretary of the Company a later dated proxy relating to the same shares prior to the exercise of such proxy, (ii) filing with the Secretary of the Company at or before the meeting a written notice of revocation bearing a later date than the proxy, or (iii) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Mr. Paul A. Larsen, Corporate Secretary, at 749 Lee Street, Des Plaines, Illinois, 60016.

                              ELECTION OF DIRECTORS

     At the Annual Meeting of the Stockholders to be held on April 22, 1997, the stockholders will be entitled to elect three (3) Class II directors for a term expiring in 2000. The directors of the Company are divided into three classes having staggered terms of three years. Each of the nominees for election as Class II directors are incumbent directors. The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

     Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years. The nominees, if elected at the Annual Meeting of Stockholders, will serve as Class II directors for three year terms expiring in 2000. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.


                                 NOMINEES



                        PRESENT POSITION WITH          DIRECTOR OF THE
NAME AND AGE            THE COMPANY AND THE BANK       COMPANY OR THE BANK SINCE
------------            ------------------------       -------------------------

CLASS II
--------
(Term Expires 2000)

John A. Flink           Director of the                1984
(Age 69)                Company and of the Bank

Larry G. Gillie         President, Chief               1994
(Age 56)                Executive Officer
                        and Director of the
                        Company and of the Bank

Frank A. Svoboda, Jr.   Director of the                1973
(Age 63)                Company and Chairman
                        of the Board of the Bank



                        CONTINUING DIRECTORS

CLASS III
---------
(Term Expires 1998)

Donald J. Cameron       Chairman of the Board          1984
(Age 72)                of the Company and
                        Director of the Bank

Gerald T. Niedert       Vice Chairman and              1987
(Age 51)                Director of the
                        Company and of the Bank

Thomas TenHoeve         Director of the                1987
(Age 61)                Company and of the
                        Bank

David B. Speer          Director of the                1997
(Age 47)                Company and the Bank

                        PRESENT POSITION WITH          DIRECTOR OF THE
NAME AND AGE            THE COMPANY AND THE BANK       COMPANY OR THE BANK SINCE
------------            ------------------------       -------------------------

CLASS I
-------
(Term Expires 1999)

George T. Drost         Director of the                1987
(Age 50)                Company and of the Bank

David E. Spiegler       Director of the                1979
(Age 66)                Company and of the Bank

David M. Miller         Director of the                1996
(Age 47)                Company and of the Bank



     All of the Company's directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between the Company and any other person pursuant to which any of the Company's directors have been selected for their respective positions.

BIOGRAPHICAL DATA

     The principal occupation of each director is set forth below. Each director has held his present position for at least five years unless otherwise indicated.

     DONALD J. CAMERON has been the Company's Chairman of the Board since its formation in 1992. He also served as the Company's President and Chief Executive Officer from its formation through February 28, 1994. He served as President of the Bank from January 1984 through February 28, 1994, and previously served as Vice President of the Bank from January 1974.

     GEORGE T. DROST is a principal with the law firm of Drost & Kivlahan, Ltd., Arlington Heights. Mr. Drost is also an Adjunct Professor for John Marshall Law School in Chicago, Illinois, and currently serves as a director of the Advocate Charitable Foundation, which is an affiliate of Advocate Health Care, Oak Brook, Illinois, and the Uhlich Children's Home, Chicago, Illinois and the Lutheran Foundation, an affiliate of the Lutheran Home and Services for the Aged, Arlington Heights, Illinois.

     JOHN A. FLINK retired in 1990 as General Manager, Band Tools, of the DoALL Company, an international machine tool distributor and industrial supplier located in Des Plaines, Illinois, after serving in various marketing and advertising capacities there since 1963.


     LARRY G. GILLIE became the Company's President and Chief Executive Officer on March 1, 1994, after serving as the Company's Executive Vice President since its formation. Having served as President of the Northbrook Bank in Northbrook, Illinois from 1979 to 1986, Mr. Gillie joined the Bank in 1987. He became Executive Vice President on January 17, 1990 and then President, Chief Executive Officer and a Director of the Bank on March 1, 1994.

     DAVID M. MILLER currently serves as Vice President/Marketing for Comdisco, Inc., a provider of technology solutions with offices in Rosemont, Illinois.
Mr. Miller joined that company in 1988 and has served as Marketing Business System Manager and Capital Equipment Group Director. Prior to joining Comdisco, Inc., he was Regional Financial Services Manager for Storage Tek Corporation in the midwest region and a former Vice President/Sales for Sanwa Business Credit in Chicago.

     GERALD T. NIEDERT is currently Vice President/Business Development of Dedicated Transportation, Inc., a truck transportation company located in Elk Grove Village, Illinois. From 1986 to 1991, Mr. Niedert was Vice President/Sales with Leaseway Transportation Corp., a truck transportation company headquartered in Cleveland, Ohio. Prior to 1986, Mr. Niedert was the Executive Vice President of Niedert Terminals, Inc.

     DAVID B. SPEER is a 19 year veteran of Illinois Tool Works, Inc., a multinational manufacturer of industrial systems. In October, 1995, Mr. Speer was elected Executive Vice President of its worldwide construction products group. He is a member of the American Marketing Association and American Management Association.

     DAVID E. SPIEGLER retired in 1988 as President of Spieglers Department Store, in Des Plaines, Illinois.

     FRANK A. SVOBODA, JR. is the Chairman of the Board of the Bank. Mr. Svoboda was the owner of Svoboda's Mens Wear, Inc., a retail mens clothier located in Des Plaines, Illinois until 1995.

     THOMAS TENHOEVE, PH.D. retired in 1995 after having served for the previous eleven years as President of Oakton Community College, a community college with over 24,000 students on two campuses and 62 other locations located in the north and northwest suburbs of Chicago.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES


     During 1996, the Board of Directors held 12 meetings. No director attended fewer than 80% of the total number of meetings of the Board of Directors of the Company held during 1996 and the total number of meetings held by all committees of the Board on which any such director served during 1996. The Board of Directors of the Company has standing audit/compliance, compensation and nominating committees.

     The Audit/Compliance Committee consists of Messrs. TenHoeve (Chair), Cameron, Neidert and Svoboda. The Audit/Compliance Committee reviews audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. This committee also approves the accounting firm selected by management to perform the Company's and Bank's annual audit and acts as the liaison between the auditors and the Board. Mr. Gillie serves EX OFFICIO on this committee. During 1996, the Audit/Compliance Committee met two times.

     The Compensation Committee consists of Messrs. Drost (Chair), Flink, Neidert and Svoboda. The Compensation Committee meets to review the performance, salary and other compensation of the Chief Executive Officer and recommends adjustments. During 1996, the Compensation Committee met three times.

     The Nominating Committee is Chaired by Mr. Svoboda and consists of all members of the Board of Directors of the Company. This committee recommends to the Board of Directors of the Company nominees for election as directors and for nominees to fill any vacancies. Pursuant to the Company's Bylaws, this committee will consider nominees recommended by stockholders provided any such recommendation is made in writing and delivered to the Secretary of the Company no later than 30 days prior to the date of the annual meeting at which directors are to be elected and otherwise complies with the bylaws. During 1996, the Nominating Committee/Board Development met twice.


COMPENSATION OF DIRECTORS


     Directors of the Company are not paid a fee for serving on the Company's Board or committees. During 1996 directors of the Bank received a fee of $3,600 per year and $700 for each Bank Board and Executive committee meeting attended (except for the Chairman of the Board of the Bank, who received $900 for each Board meeting attended). Directors may elect to defer all of their fees. The Bank's non-employee directors also receive a $200 fee for each committee meeting attended and a $250 per diem for any authorized industry conferences attended. As of January 1, 1997, fees for attendance at Bank Board were increased to $1,100 per meeting attended, except the Bank's Chairman, receives $1,300 per meeting attended.

     The Company maintains a retirement plan for directors which provides retirement benefits based upon the total number of years of service and average monthly fees received during the last three years of service as a director. Retirement benefits are payable upon retirement, as defined under the Plan and are payable for ten years. The maximum monthly retirement benefit available is $1,500. In addition to the monthly retirement benefit, upon attainment of age 65 each director and their spouse is provided lifetime medical and dental coverage as a supplement to Medicare. In February, 1997, the plan was amended to provide that benefits become payable upon retirement for a period of ten years, and supplemental medical and dental benefits begin at age 65.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock at March 5, 1997, by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, by each director or nominee, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.


NAME OF INDIVIDUAL AND                  AMOUNT AND NATURE OF            PERCENT
NUMBER OF PERSONS IN GROUP              BENEFICIAL OWNERSHIP(1)(2)      OF CLASS
--------------------------              --------------------------      --------
5% STOCKHOLDERS

FirstFed Bancshares, Inc.
  Employee Stock Ownership Plan
  ("ESOP")
749 Lee Street                               340,979(3)                  11.2%
Des Plaines, IL  60016

Brandes Investment Partners,
  Inc. ("Brandes")
12750 High Bluff Drive, 4th Floor
San Diego, CA  92130                         276,274(4)                   9.1%

First Manhattan Co.
437 Madison Avenue
New York,  NY  10022                         160,750(5)                   5.3%

DIRECTORS
Donald J. Cameron                            119,380(6)                   3.9%
George T. Drost                               46,378(7)                   1.5%
John A. Flink                                 32,533(8)                   1.1%
Larry G. Gillie                              125,109(9)                   4.0%
David M. Miller                                1,681                       *
Gerald T. Niedert                             46,218(10)                  1.5%
David B. Speer                                 1,000                       *
David E. Spiegler                             44,035(11)                  1.4%
Frank A. Svoboda, Jr.                         63,276(12)                  2.0%
Thomas TenHoeve                               27,118(13)                   *

OTHER NAMED EXECUTIVE OFFICERS
Paul A. Larsen                                16,093(14)                   *

All directors and executive officers
 as a group (15 persons)                     576,410(15)                 17.3%



---------------------------------
     *    Less than one percent.

     (1) The information contained in this column is based upon information furnished to the Company by the persons named above and the members of the designated group, except as set forth in the footnotes below. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

     (2) Includes shares held directly, shares allocated to the respective individual under the ESOP, shares obtainable within the next 60 days pursuant to options granted under the Company's 1992 Stock Option and Incentive Plan (the "Stock Option Plan"), shares held in retirement accounts or in a fiduciary capacity and shares held by certain family members, with respect to which shares the listed individuals or group members may be deemed to have shared or sole voting or investment power.



     (3) Larry G. Gillie and Paul A. Larsen serve as co-trustees of the ESOP, and are deemed to have shared voting and investment power over shares held by the ESOP. Includes shares held in the ESOP but specifically allocated to employees' accounts.

     (4) In a Schedule 13G filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on February 12, 1997, Brandes reported sole voting power over all such shares, for which it also reported sold dispositive power over 1,650 shares and shared disposition power over 274,624 shares, all in the capacity of investment adviser.

     (5) In a Schedule 13G filed under the Exchange Act on February 5, 1997, First Manhattan Co. reported sole voting and dispositive power over 136,270 shares, shared voting and no dispositive power over 11,840 shares and no voting but dispositive power over 24,480 shares. The Schedule 13G indicates First Manhattan Co. holds such shares in its capacity as a registered broker/dealer, investment adviser and partnership.

     (6) Includes 61,500 shares subject to options granted under the Stock Option Plan, over which shares Mr. Cameron has no voting and sole investment power, and 38,955 shares held by Mr. Cameron's spouse, as trustee, over which shares Mr. Cameron has no voting or investment power.

     (7) Includes 15,990 shares subject to options granted under the Stock Option Plan, over which shares Mr. Drost has no voting and sole investment power, and 13,061 shares held by Mr. Drost's spouse, as trustee, over which shares Mr. Drost has shared voting and no investment power.

     (8) Includes 9,490 shares subject to options granted under the Stock Option Plan, over which shares Mr. Flink has no voting and sole investment power, and 315 shares held by Mr. Flink's spouse, over which Mr. Flink has no voting or investment power.

     (9) Excludes 360,973 shares over which Mr. Gillie is deemed to have voting and/or investment power as a co-trustee of the ESOP. Includes 91,620 shares subject to options granted under the Stock Option Plan, over which shares Mr. Gillie has no voting and sole investment power and 1,345 shares held by Mr. Gillie's spouse and 1,528 shares for which Mr. Gillie serves as trustee, over which shares Mr. Gillie has shared voting and investment power.

     (10) Includes 15,990 shares subject to options granted under the Stock Option Plan, over which shares Mr. Niedert has no voting and sole investment power.

     (11) Includes 12,990 shares subject to options granted under the Stock Option Plan, over which shares Mr. Spiegler has no voting and sole investment power, and 27,528 shares held by Mr. Spiegler's spouse, over which shares Mr. Spiegler has shared voting power and no investment power.

     (12) Includes 25,650 shares subject to options granted under the Stock Option Plan, over which shares Mr. Svoboda has no voting and sole investment power, and 3,000 shares for which Mr. Svoboda serves as co-trustee and 2,250 shares held by Mr. Svoboda's spouse, over which shares Mr. Svoboda has shared voting and investment power.

     (13) Includes 15,990 shares subject to options granted under the Stock Option Plan, over which shares Dr. TenHoeve has no voting and sole investment power, and 8,902 shares held in a trust for benefit of Dr. TenHoeve, over which shares Dr. TenHoeve has no voting or investment power.

     (14) Excludes 340,979 shares over which Mr. Larsen is deemed to have voting and/or investment power as a co-trustee of the ESOP. Includes 12,000 shares subject to options granted under the Stock Option Plan, over which shares Mr. Larsen has no voting and sole investment power.


          Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the shares of Common Stock are traded. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon the Company's review of such forms and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for the 1996 fiscal year, the Company is not aware that any of its directors and executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1996 through December 31, 1996.

     VOTING AGREEMENTS


          The trustees of the Company's ESOP are Messrs. Larry G. Gillie, the Company's President and Chief Executive Officer, and Paul A. Larsen, its Senior Vice President and Chief Financial Officer. As co-trustees, Messrs. Gillie and Larsen are deemed to have shared voting power over shares held in the ESOP.


                             EXECUTIVE COMPENSATION

          The following table sets forth information concerning the compensation paid or granted to the Company's Chief Executive Officer and to each of the other executive officers of the Company and the Bank whose aggregate salary and bonus exceeded $100,000.



                                                     SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       LONG TERM COMPENSATION
                                                 ANNUAL COMPENSATION                           AWARDS
------------------------------------------------------------------------------------------------------------------------------------
          (A)               (B)         (C)           (D)             (E)              (F)             (G)               (H)

                                                                                   RESTRICTED      SECURITIES        ALL OTHER
NAME AND PRINCIPAL                                               OTHER ANNUAL         STOCK         UNDERLYING      COMPENSATION
POSITION                    YEAR    SALARY($)(1)    BONUS($)    COMPENSATION($)     AWARD($)     OPTIONS/SARS (#)         ($)
------------------------------------------------------------------------------------------------------------------------------------
Larry G. Gillie,            1996   $180,492        $15,300    $    ---           $    ---             ---             $38,570
President, Chief            1995    140,529          6,300         ---                ---           72,000             28,685
Executive Officer(2)        1994    129,615            300         ---                ---             ---              23,780
------------------------------------------------------------------------------------------------------------------------------------

Paul A. Larsen, Senior      1996   $ 92,170        $11,330    $    ---           $    ---             ---             $19,348
Vice President and Chief    1995     59,637            300         ---                ---           36,000                174
Financial Officer(3)        1994        ---            ---         ---                ---             ---                 ---
------------------------------------------------------------------------------------------------------------------------------------


(1)  Includes amounts deferred under the Bank's Profit Sharing Plan.

(2) Amounts shown as All Other Compensation include ESOP contributions for Mr. Gillie in the amounts of $22,880 for 1994, $22,170 for 1995 and $36,000
(estimated) for 1996, matching contributions made by the Bank under the Bank's Profit Sharing Plan of $15,615 for 1995 and $7,670 for 1996, and a premium payment in the amount of $900 for life insurance for each year.



(3) 1995 information reflects a March 30, 1995 employment date. Amounts show as bonus for 1996 includes the market value of non-restricted shares granted to Mr. Larsen under the Company's Bank Incentive Plan. Amounts shown as All Other Compensation include an ESOP contribution for Mr. Larsen of $19,000 (estimated) for 1996 and a premium payment in the amount of $174 for 1995 and $348 for 1996 for life insurance.

     The following table sets forth certain information concerning the number and value of stock options at December 31, 1996, held by the named executive officer.


------------------------------------------------------------------------------------------------------------------------------------
                                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                          OPTION/SAR VALUES
------------------------------------------------------------------------------------------------------------------------------------
                                                                       NUMBER OF
                                                                       SECURITIES                            VALUE OF
                                                                       UNDERLYING                          UNEXERCISED
                                                                      UNEXERCISED                          IN-THE-MONEY
                                                                    OPTIONS/SARS AT                      OPTIONS/SARS AT
                                                                       FY-END (#)                           FY-END ($)
                                                                          (D)                                  (E)
                                                                     ---------------------------------------------------------------
                     SHARES ACQUIRED
       NAME          ON EXERCISE (#)   VALUE REALIZED ($)    EXERCISABLE     UNEXERCISABLE(1)     EXERCISABLE     UNEXERCISABLE
        (A)                (B)                (C)
------------------------------------------------------------------------------------------------------------------------------------

Larry G. Gillie           ---                ---               91,620            48,000         $821,500           $212,160
------------------------------------------------------------------------------------------------------------------------------------
Paul A. Larsen            ---                ---               12,000            24,000         $ 52,000           $104,000
------------------------------------------------------------------------------------------------------------------------------------


(1) Remaining options become exercisable one-half each on January 1, 1999 and 2001.

     EMPLOYMENT AGREEMENTS

          The Company has entered into a one-year employment agreement with Larry G. Gillie. The agreement provides for an annual salary of $180,000, subject to annual increases as determined by the Board of Directors. The employment agreement provides for an automatic extension of one year on each anniversary date, provided there is a satisfactory review of Mr. Gillie's performance. Either the Company or Mr. Gillie may elect not to renew the agreement upon written notice provided at least 90 days prior to the anniversary date.

          The agreement further provides for the continued payment of Mr. Gillie's salary and health benefit coverage for one year in the event employment is terminated without cause. In addition, the agreement provides for an additional payment to Mr. Gillie of approximately three times his annual salary in the event there is a change in control of the Company or the Bank and his employment terminates voluntarily within one year after such change in control or involuntarily within three years after such change in control. The agreement further provides that for a period of one year after termination of his employment for any reason, Mr. Gillie will not manage, operate or control any financial institution having an office within 35 miles of any office of the Bank as of the effective date of the agreement.

     CHANGE OF CONTROL AGREEMENTS

          In addition to the change of control provisions set forth in Larry Gillie's employment agreement, the Company has entered into a one-year change of control agreement with Mr. Paul A. Larsen. The agreement provides for an automatic extension of one year on each anniversary date, provided there is a satisfactory review of Mr. Larsen's performance. The agreement provides for a payment to Mr. Larsen of one year's annual salary in the event there is a change in control of the Company or the Bank and his employment terminates voluntarily or involuntarily within one year after such change in control. In such event, Mr. Larsen would also be entitled to receive health insurance for one year following his termination date.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          During 1996, the members of the Compensation Committee were George T. Drost, John A. Flink, Gerald T. Niedert and Frank A. Svoboda. None of these individuals was an officer or employee of the Company or any of its subsidiaries during 1996, and none of these individuals is a former officer or employee of the Company or any of its subsidiaries.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          THE COMPENSATION COMMITTEE HAS FURNISHED THE FOLLOWING REPORT ON EXECUTIVE COMPENSATION. THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE REPORT UNLESS SUCH REPORT IS SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

     COMPENSATION POLICIES. This report describes the Company's compensation policies as endorsed by the Board of Directors and the Compensation Committee and the resulting actions taken by the Company for 1996. Essentially, the executive compensation program of the Company has been designed to:

     * Support a pay-for-performance policy that differentiates compensation amounts based on Company and individual performance;

     * Provide compensation opportunities that are comparable to those offered by other leading companies in the financial services industry, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and

     * Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock.

          At present, the executive compensation program is comprised of salary and long-term incentive opportunities in the form of stock options, restricted stock and benefits typically offered to executives by major corporations.

     SALARY AND DEFERRED COMPENSATION. The Board of Directors, acting on the recommendation of the Compensation Committee, determines the salary paid to the Chief Executive Officer (the "CEO"). The CEO determines the salaries paid to the other executive officers. In each case, salary increases reflect both individual performance as well as the Bank's financial performance, as measured by its return on assets and profitability. In the case of executive officers, salary increases were granted in amounts ranging from 4% to 19% based on individual performance, position, tenure, comparative data and the Bank's operating results.



          Mr. Gillie's 1996 salary was based upon an analysis of: (i) the compensation of the chief executive officers of six comparable financial institutions with publicly traded common stock; (ii) financial institutions in the Chicago metropolitan area with similar net asset amounts; and (iii) a commercially available financial institution survey. Mr. Gillie's salary was set at an amount slightly below the middle of the salary range established by this analysis. Fees received for membership on the Board of Directors of the Bank were also considered.



     STOCK AWARDS. The Company's Stock Option Plan and Bank Incentive Plan ("BIP") are designed to align a significant portion of the executive compensation program with stockholder interests. The Stock Option Plan and BIP, both approved by stockholders permit the granting of stock-based awards. To date, two types of awards have been granted to executive officers and other key employees:

          Stock Options - Rights to purchase shares of Common Stock at the fair market value per share as of the date the option is granted; and

          Restricted Stock - Shares of Common Stock that the recipient cannot sell or otherwise dispose of until the applicable restriction period lapses and that are forfeited if the recipient terminates employment for any reason other than retirement, disability, or death prior to the lapsing of the restriction period (or applicable portion of such period). Vesting periods are established primarily by reference to a recipient's position, tenure and age.

     In granting stock options and restricted stock to executive officers, the Committee takes into account the practices of other financial services companies as verified by external surveys, as well as the executive's level of responsibility and past contributions to the Company. The Company did not grant stock options to its Chief Executive Officer or Senior Management Officers during 1996. In 1995, nonqualified stock options were granted to key employees as follows: Mr. Gillie- 72,000; Senior Management Officers (5) - 36,000 each; Non-Senior Management Officers (12) - 9,000 each. These options became effective as of February 21, 1995, and vest in equal portions every two years over the next six years. In 1996, senior management officers were also granted an aggregate of 2,500 non-restricted shares of Common Stock under the BIP.



                                 George T. Drost
                                  John A. Flink
                                Gerald T. Niedert
                                Frank A. Svoboda


PERFORMANCE GRAPH

     THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING PERFORMANCE GRAPH AND RELATED INFORMATION UNLESS THE GRAPH AND THE RELATED INFORMATION ARE SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.



     The line graph below compares the cumulative total stockholder return on a $100 investment in the Company's Common Stock to the cumulative total return of a broad index of stocks traded on the Nasdaq Stock Market and the Dow Jones Savings and Loan industry index for the period June 30, 1992, the date of the Company's initial public offering, through December 31, 1996.
The graph has been prepared at the Company's request by Research Holdings Limited, San Francisco, California.



                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                     ASSUMES $100 INVESTED ON JUNE 30, 1992

*Total return assumes reinvestment of dividends



------------------------------------------------------------------------------------------------------------------------------------
                                                       Cumulative Total Return
------------------------------------------------------------------------------------------------------------------------------------
                                                6/30/92       12/31/92      12/31/93       12/31/94        12/31/95         12/31/96
------------------------------------------------------------------------------------------------------------------------------------
FirstFed Bancshares, Inc.                      $  100         $  136         $  170          $  157         $  195          $   243

Dow Jones S&L                                     100            103            107              94            156              195

Nasdaq                                            100            120            138             135            190              234
------------------------------------------------------------------------------------------------------------------------------------



                          TRANSACTIONS WITH MANAGEMENT

     Directors and officers of the Company and the Bank, and their associates, were customers of and had transactions with the Company and the Bank during 1996. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.



     All loans by the Bank to its senior officers and directors are subject to Office of Thrift Supervision regulations. A savings association is prohibited from making loans to its senior officers and directors at favorable rates or on terms not comparable to those prevailing to the general public.



             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY



     The Board of Directors of the Company has unanimously approved an amendment to the Company's Certificate of Incorporation to change the name of the Company from FirstFed Bancshares, Inc. to CoVest Bancshares, Inc. In the event the stockholders approve the proposed change of name, the implementation of the new name would occur on or about May 1, 1997.

     The Board of Directors and management of the Company believe that the proposed name change will increase identification of the Company in the marketplace. Specifically, it is intended that the name will lead to heightened recognition of the full scope of the Company's banking operations by customers, investors and the general public by clearly distinguishing the Company from other thrift holding companies whose subsidiary savings & loan institutions concentrate primarily on generating deposits and originating residential home mortgages. The Company desires to promote an image more consistent with its operational philosophy, which strives to serve the needs of the commercial loan market as well as continuing to provide residential financing. The Board of Directors believes the name change will more closely reflect the Company's intention to continue to expand its commercial lending operations. If the proposed amendment is approved and the name of the Company changed, it is management's intention to also change the name of the Bank to further promote its operational philosophy.



     To be approved by the Company's stockholders, the Amendment must receive the affirmative vote of a majority of shares outstanding and entitled to vote on the Amendment at the Annual Meeting of Stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR THE AMENDMENT.

             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                   TO INCREASE THE NUMBER OF AUTHORIZED SHARES

     The Board of Directors of the Company has unanimously approved an amendment (the "Amendment") to Article IV of the Company's Certificate of Incorporation ("Certificate") that would increase the number of authorized shares of the Company's Common Stock, $.01 par value per share, from 5,000,000 shares to 7,500,000 shares. As of March 5, 1997, the Company had 3,025,106 shares of Common Stock issued and outstanding. The Board of Directors has proposed adoption of the Amendment for several reasons, including those set forth below.

     First, the Amendment will provide for the additional shares of Common Stock necessary to effectuate additional stock dividends, should the Board of Directors determine that such dividends are in the best interests of the Company and its stockholders.

     Second, the additional shares authorized by the Amendment will provide management with a substantial number of shares of Common Stock to enter into certain transactions involving the use of Common Stock that may be advisable from time to time. Such transactions could include, but are not limited to, the acquisition by the Company of additional branch locations, subsidiaries or bank or thrift holding companies. Although no such transactions are planned for the immediate future, management and the Board of Directors believe that it is in the Company's best interests to have available a large number of authorized shares of Common Stock if such transactions become advisable.

     Third, the additional shares of Common Stock authorized by the Amendment could be used to raise additional working capital for the Company or the Bank. The Board of Directors does not currently have any plans to raise capital through the issuance of additional shares or otherwise, but these shares would be available for that purpose.

     The increase in the number of shares of Common Stock authorized by the Amendment will allow for the possibility of substantial dilution of the voting power of current stockholders of the Company, although no dilution will occur as a direct result of any stock dividends which may be declared in the future. The degree of any such dilution which would occur following the issuance of any additional shares of Common Stock in transactions other than stock dividends would depend upon the number of shares of Common Stock that are actually issued in such transactions, which number cannot be determined at this time. Issuance of a large number of additional shares could significantly dilute the voting power of existing stockholders.

     The existence of a substantial number of authorized and unissued shares of Common Stock could also impede an attempt to acquire control of the Company because the Company would have the ability to issue additional shares of Common Stock in response to any such attempt. The Company is not aware of any such attempt to acquire control at this time, and no decision has been made as to whether any or all newly authorized but unissued shares of Common Stock would be issued in response to any such attempt.

     To be approved by the Company's stockholders, the Amendment must receive the affirmative vote of a majority of shares outstanding and entitled to vote on the Amendment at the Annual Meeting of Stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR THE AMENDMENT.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed Crowe, Chizek and Company LLP, independent accountants, to be the Company's auditors for the fiscal year ending December 31, 1997, and recommends that the stockholders ratify the appointment. A representative of Crowe, Chizek and Company LLP is expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of the auditors is not ratified, the matter of the appointment of auditors will be considered by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP.

                              STOCKHOLDER PROPOSALS

     Any proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices at 749 Lee Street, Des Plaines, Illinois 60016 on or before November 14, 1997, to be considered for inclusion in the Company's Proxy Statement and proxy relating to such meeting.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the meeting, holders of the proxies will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              Larry G. Gillie
                              PRESIDENT AND CHIEF
                              EXECUTIVE OFFICER
Des Plaines, Illinois
March 14, 1997

PROXY                       FIRSTFED BANCSHARES, INC.                      PROXY
                  PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS -- APRIL 22, 1997

     The undersigned hereby appoints George T. Drost, Gerald T. Niedert and David E. Spiegler or any of them acting in the absence of the others, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of FirstFed Bancshares, Inc., to be held at the Casa Royale Banquets located at 783 Lee Street, Des Plaines, Illinois, on Tuesday, April 22, 1997, at 10:00 a.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting:

/ /  Check here for address change.               / /  Check here if you plan to
     New Address:                                      attend the meeting.
                 -------------------

     -------------------------------

     -------------------------------

                  (Continued and to be signed on reverse side.)

                            FIRSTFED BANCSHARES, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


1.   Election of Directors            3.   To amend the Certificate of
     John A. Flink,                        Incorporation to increase the
     Larry G.  Gillie, and                 number of authorized shares
     Frank A. Svoboda, Jr.                 of Common Stock.

2.   To amend the Certificate         4.   To ratify the selection of
     of Incorporation                      Crowe, Chizek & Company LLP
     to change the name of the             as independent auditors for
     Company.                              the Company for 1997.


 The Board of Directors recommends a
 vote FOR all proposals.

                                             THIS PROXY WILL BE VOTED IN
                                             ACCORDANCE WITH SPECIFICATION MADE.
                                             IF NO CHOICES ARE INDICATED, THIS
                                             PROXY WILL BE VOTED FOR ALL
                                             PROPOSALS.


                                             Dated:                       , 1997
                                                   -----------------------



NOTE:     Please sign exactly as your
          name(s) appears.  For joint
          accounts, each owner should
          sign. When signing as executor,    Signature(s)
          administrator, attorney,                       -----------------------
          trustee or guardian, etc.,
          please give your full title.                   -----------------------